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                                                                    EXHIBIT 21.1
                                                                    ------------

         The following is a list of subsidiaries of RPM, Inc. as of August 3, 1998.

                                                              Jurisdiction of
Name                                                          Incorporation
----                                                          -------------

Bondex International, Inc.                                    Ohio
Consolidated Coatings Corporation                             Ohio
         Consolidated Inter-Continental Corporation           Ohio
         Consolidated Protective Coatings, Ltd.               Canada
Day-Glo Color Corp.                                           Ohio
Kop-Coat, Inc.                                                Ohio
         Alox Corporation                                     New York
                  Alox International Sales Corporation        New York
Republic Powdered Metals, Inc.                                Ohio
Tremco Incorporated (1)                                       Ohio
         Weatherproofing Technologies, Inc.                   Delaware
         Paramount Technical Products, Inc.                   South Dakota
         Tremco A.B.                                          Sweden
         Tremco GmbH                                          Germany
         Tremco Ltee./Ltd.                                    Canada
                  Tremco Limited                              U.K.
                           OY Tremco Ltd.                     Finland
                           Tretol Group Ltd.                  U.K.
                           Tretol Ltd.                        U.K.
                           Tretobond Ltd.                     U.K.
         Tremco Asia Pte. Ltd.                                Singapore
         Tremco Asia Pacific Pty. Limited                     Australia
                  Tremco Pty. Limited                         Australia
                  PABCO Products Pty. Limited                 Australia
                  Tremco (NZ) Limited                         New Zealand
                  Tremco Japan Pty. Ltd.                      Australia
         Tremco Far East Limited                              Hong Kong
                  Tremco Malaysia Sdn. Bhd.                   Malaysia
                  Tremco Far East Ltd.                        Korea
                  Tremco Far East Ltd.                        Singapore
Bondo/Mar-Hyde Corporation                                    Ohio
Euchem, Inc. (2)                                              Ohio
Westgate Advertising, Inc.                                    Ohio
Carboline Company                                             Delaware
         Carboline International Corporation (3)              Delaware
                  Carboline Dubai Corporation                 Missouri
         Map II, Inc.                                         Delaware
RPM World Trade, Ltd.                                         Virgin Islands
RPM World Trade, Inc.                                         Delaware


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
Stonhard, Inc. (4)                                            Delaware
         Parklin Management Group, Inc.                       Ohio
         Stonhard Ltd.                                        Canada
         Stonhard (Luxembourg), S.A.                          Luxembourg
         Stonhard S.A. de C.V. Mexico                         Mexico
         Stonhard de Mexico S.A. de C.V.                      Mexico
         Juarez Immobiliaria S.A. de C.V.                     Mexico
Plasite Protective Coatings, Inc.                             Delaware
         Briner Paint Mfg. Co.                                Texas
American Emulsions Co., Inc.                                  Georgia
         Lubraspin Corporation                                Georgia
         Select Dye & Chemical, Inc.                          Georgia
Design/Craft Fabric Corporation                               Illinois
Chemical Specialties Manufacturing Corp.                      Maryland
RPM of Mass, Inc.                                             Massachusetts
         Haartz-Mason, Inc.                                   Massachusetts
         Westfield Coatings Corporation                       Massachusetts
William Zinsser & Co. Incorporated.                           New Jersey
         Richard E. Thibaut, Inc.                             New York
         Mantrose-Haeuser Co., Inc.                           Massachusetts
Floquil-Polly S Color Corp.                                   New York
Mohawk Finishing Products, Inc.                               New York
         H. Behlen & Bro., Inc.                               New York
Bondex International (Canada) Ltee./Ltd.                      Canada
Chemical Coatings, Inc.                                       North Carolina
Sentry Polymers, Inc.                                         Texas
First Colonial Insurance Company, Inc.                        Vermont
Fibergrate Composite Structures Incorporated                  Delaware
         Fibergrate Corporation                               Texas
         Chemgrate Corporation                                Washington
         Chem-Grate Corporation                               Tennessee
         Chemgrate (Asia), Inc.                               Washington
                  Chemgrate Shanghai FRP Co., Ltd.            China
         Chemgrate (PRC), Inc.                                Washington
Dryvit Systems, Inc. (5)                                      Rhode Island
                  Dryvit Systems, Canada, Ltd.                Canada
                  Tech 21 Panel Systems, Inc.                 Rhode Island
                  Ultra-Tex Surfaces, Inc.                    California
                  Dryvit/MetroClean, Inc.                     Delaware
Rust-Oleum Corporation (6)                                    Illinois
         Rust-Oleum Sales Company, Inc.                       Ohio
         ROC Sales, Inc.                                      Illinois
         Rust-Oleum International Corporation                 Delaware
         Rust-Oleum (Canada) Ltd.                             Canada
Star Finishing Products, Inc.                                 Illinois
TCI, Inc.                                                     Georgia

The Testor Corporation                                        Ohio
The Flecto Company, Inc. (7)                                  California
Flecto International Supply, Inc.                             Nevada
         Flecto International, Inc.                           Barbados
         Flecto Coatings Ltd.                                 Canada
RPM/Europe B.V.                                               Netherlands
         Carboline Europe B.V.                                Netherlands
         Rust-Oleum/Netherlands, B.V.                         Netherlands
                  ROC Sales Pty.                              South Africa
         Radiant Color N.V.                                   Belgium
                  Martin Mathys, N.V.                         Belgium
         RPOW U.K. Limited                                    U.K.
                  Chemspec Europe Limited                     U.K.
                  Rust-Oleum U.K. Limited                     U.K.
                  Stonhard U.K. Limited                       U.K.
                  Carboline U.K. Limited                      U.K.
                  Mantrose U.K. Limited                       U.K.
                           Agricoat Industries, Limited       U.K.
                           Wm. Zinsser Limited                U.K.
         RPOW (France) S.A.                                   France
                  Rust-Oleum (France) S.A.                    France
                  Stonhard France S.A.R.L.                    France
                  Carroline France S.A.                       France
                  Deltapaints S.A.R.L.                        France
                  Bati-Traital S.A.R.L.                       France
         Tremco B.V.                                          Netherlands
RPM/Belgium N.V.                                              Belgium
         Monile France S.A.                                   France
RPM/Lux Consult S.A.                                          Luxembourg
RPM Asia Pte. Ltd.                                            Singapore
         RPM China Pte. Ltd.(8)                               Singapore
         Espan Corporation Pte. Ltd.                          Singapore
                  Espan Building Industries Pte. Ltd.         Singapore
         Alumanation (M) Sdn. Bhd.                            Malaysia


(1) Tremco Incorporated also owns 50% of the outstanding stock of Sime Tremco Sdn. Bhd., a Malaysian company, which owns 100% of MBP Sdn. Bhd., a Malaysian company.

(2) Euchem, Inc. owns 50% of The Euclid Chemical Company, an Ohio general partnership, which, in turn, owns 100% of the outstanding shares of Euclid Chemical Canada, Ltd. and two Ohio corporations, Redwood Transport, Inc. and Euclid Chemical International Sales Corporation.

(3) Carboline International Corporation also owns 80% of Chemrite Coatings, Limited, a South African corporation.
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(4)      Stonhard, Inc. owns 79% of Stonhard (Deutschland) GmbH, a German corporation, which in turn owns 100% of Alteco GmbH, a German corporation. Parklin Management Group, Inc. owns the remaining 21% of Stonhard (Deutschland) GmbH.

(5) Dryvit Systems, Inc. is a 51% joint venture partner in Beijing Dryvit Chemical Building Materials Co., Ltd., a Chinese company and a 55.41% joint venture partner in Dryvit Systems USA (Europe) sp z.oo., a Polish company.

(6)      Rust-Oleum owns 70% of the outstanding shares of Multicor S.A. Agentina
         I. y C., an Argentine corporation.

(7) The Flecto Company, Inc. owns 79% of the outstanding shares of Harry A. Crossland Investments, Ltd., a Nevada company, which, in turn, owns 100% of Crossland Distributors, Ltd., a Canadian company. The remaining 21% of the outstanding shares of Harry A. Crossland Investments, Ltd. are owned by Flecto Coatings Ltd.

(8) RPM China Pte. Ltd., is a 70% joint venture partner in Magnagro Industries Pte. Ltd., a Singapore company.